EXHIBIT 10.202



                         First Amendment
                  Dated as of January 17, 2003
                               to
                      Amended and Restated
                   Receivables Sale Agreement
                  Dated as of January 18, 2002

     This Amendment (the "Amendment"), dated as of January 17, 2003, is entered into among Crompton & Knowles Receivables Corporation (the "Seller"), Crompton Corporation (as successor by merger with Crompton & Knowles Corporation) (the "Initial Collection Agent"), Amsterdam Funding Corporation, a Delaware corporation ("Amsterdam"), ABN AMRO Bank N.V., as Amsterdam's program letter of credit provider (the "Enhancer"), the Liquidity Provider listed on the signature page hereof (the "Liquidity Provider") and ABN AMRO Bank N.V., as agent for Amsterdam, the Enhancer and the Liquidity Provider (the "Agent").

     Reference is hereby made to that certain Amended and Restated Receivables Sale Agreement, dated as of January 18, 2002 (as amended, supplemented or otherwise modified through the date hereof, the "Sale Agreement"), among the Seller, the Initial Collection Agent, Amsterdam, the Enhancer, the Liquidity Provider and the Agent. Terms used herein and not otherwise defined herein which are defined in the Sale Agreement or the other Transaction Documents (as defined in the Sale Agreement) shall have the same meaning herein as defined therein.

     For   good  and  valuable  consideration,  the  receipt  and
adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

  Section 1. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:

           (a)    The  date  "January  17,  2003"  appearing   in
     clause (d) of the defined term "Liquidity Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "January 16, 2004".

           (b)    The  date  "January  17,  2003"  appearing   in
     clause (ii) of the defined term "Termination Date" appearing in Schedule I of the Sale Agreement is deleted and replaced with the date "January 16, 2004".

         (c) The definition of "Aggregate Commitment" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

                   "Aggregate     Commitment"     means
          $153,000,000, as such amount may be reduced pursuant to Section 1.6.

          (d)   The definition of "Dilution Reserve" appearing in
     Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

               "Dilution Reserve" means, the product of
          (a)  the Dilution Reserve Multiple times  the
          highest   three  consecutive  month   average
          Dilution Ratio (expressed as a decimal) as of
          the  last  day  of  each of the  last  twelve
          calendar   months,  and  (b)   the   Eligible
          Receivables Balance.

         (e) The definition of "Dilution Reserve Trigger Event" appearing in Schedule I of the Sale Agreement is hereby deleted.

          (f) Clauses (i) and (ii) of the definition of "Eligible Receivables" appearing in Schedule I of the Sale
     Agreement are hereby amended in their entirety to read as follows:

                (i)   the  Obligor of which  (a)  is  a
          resident of, or organized under the laws  of,
          or  with  its chief executive office in,  the
          USA;  provided, however, that  (I)  not  more
          than  10% of Eligible Receivables at any time
          may  consist  of  Receivables  due  from   an
          Obligor  which  is  not  a  resident  of,  or
          organized  under  the laws of,  or  with  its
          chief  executive office in, the USA (each,  a
          "Foreign   Receivable")  if  the   applicable
          Originator is the account party to  a  letter
          of  credit or letters of credit issued  by  a
          financial institution acceptable to the Agent
          naming  the Collection Agent (or a  permitted
          sub-collection  agent) as  beneficiary  in  a
          face  amount  not  less  than  the  aggregate
          invoiced  amount  of Foreign  Receivables  of
          such  Originator  and in form  and  substance
          satisfactory to the Agent, and (II) not  more
          than  10% of Eligible Receivables at any time
          may   consist  of  Foreign  Receivables   not
          covered  by  clause  (I)  above  if  (x)  the
          applicable  Obligor (1) is a  resident  of  a
          country  that is a member of the Organization
          of  Economic Cooperation and Development, and
          (2)  has a long-term senior unsecured  credit
          rating  of at least BBB- by S&P and  Baa3  by
          Moody's   and  (y)  all  payments   of   such
          Receivables  are required to be  made  in  US
          dollars into a Lock-Box Account; (b)  is  not
          an  Affiliate of any Crompton Entity; (c)  is
          not    a   government   or   a   governmental
          subdivision or agency; (d) has not suffered a Bankruptcy Event; (e) is a customer of the Originator in good standing; and (f) is not the Obligor of Receivables 25% or more of which are Defaulted Receivables;

                (ii)  which  is stated to  be  due  and
          payable within 90 days after the invoice therefor; provided, however, that not more than 10% of Eligible Receivables (other than
          Foreign Receivables) at any time may consist of Receivables which are stated to be due and payable within 91 to 360 days after invoice therefor;

          (g)    The  definition of "Loss Reserve"  appearing  in
     Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

                "Loss Reserve" means, at any time,  the
          product of (i) the greatest of (a) 15.0%, (b)
          Delinquency Multiple times the highest  three
          month   rolling  average  Delinquency   Ratio
          (expressed as a decimal) as of the last day of each of the last twelve calendar months and (c) Default Multiple times the highest three month rolling average Default Ratio
          (expressed as a decimal) as of the last day of each of the last twelve calendar months multiplied by (ii) the Eligible Receivables
          Balance.

          (h)    The definition of "Purchase Limit" appearing  in
     Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

               "Purchase Limit" means $150,000,000.

         (i) Clause (f) of the defined term "Termination Event" is hereby deleted and replaced with the following:

                (f)   the  average of  the  Delinquency
          Ratios as of the end of each of the most recent three calendar months exceeds 12.0%, the average of the Default Ratios as of the end of each of the most recent three calendar months exceeds 15.0%, the Dilution Ratio at the end of any calendar month measured for the three month calendar period then ending exceeds 5.0% or the Loss-to-Liquidation Ratio at the end of any calendar month measured for the three month calendar period then ending exceeds 1.0%; or

          (j)    The  definition of "Receivables Setoff Downgrade
     Event " appearing in Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

                 "Receivable  Setoff  Downgrade  Event"
          shall mean at any time the Parent's long-term
          unsecured,  unsubordinated  indebtedness   is
          rated less than "BBB-" by S&P or "Ba1" by Moody's (or S&P or Moody's has withdrawn or suspended such rating).

          (k)    Clause  (m)  of the definition  of  "Termination
     Event" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

                (m)   the  Parent shall fail to  comply
          with  any covenant set forth in Section  5.07
          of  the  Crompton Credit Agreement  (as  such
          Crompton Credit Agreement is in effect as of January 17, 2003, without regard to any subsequent amendment, supplement, waiver or termination thereof unless consented to by the Agent at the direction of the Instructing
          Group).

          (l)    The following new definitions are added  to  the
     Schedule I of the Sale Agreement:

                "Default  Multiple" means the following
          amounts  based  upon  the  long-term   senior
          unsecured credit rating of the Parent:

              Credit     Credit Ratings
             Ratings       for Parent
            for Parent        S&P        Default Multiple
              Moody's
             Baa3 or        BBB- or           1.50x
             greater        greater
               Ba1            BBB-            1.50x
               Ba1            BB+             1.50x
               Ba1             BB             1.75x
               Ba2            BB+             1.75x
               Ba2             BB              2.0x
           Below Ba2 or  Below BB or no        2.5x
            no rating        rating

          If the ratings of the Parent from Moody's and
          S&P   would   result  in  different   Default
          Multiples, the greater Default Multiple shall apply.

                 "Delinquency   Multiple"   means   the
          following amounts based upon the long-term senior unsecured credit rating of the Parent:

              Credit     Credit Ratings
             Ratings       for Parent
            for Parent        S&P          Delinquency
             Moody's                         Multiple
             Baa3 or        BBB- or            2.0x
             greater        greater
               Ba1            BBB-             2.0x
               Ba1            BB+              2.0x
               Ba1             BB              2.5x
               Ba2            BB+              2.5x
               Ba2             BB              3.0x
           Below Ba2 or  Below BB or no        4.0x
            no rating        rating

          If the ratings of the Parent from Moody's and S&P would result in different Delinquency
          Multiples, the greater Delinquency Multiple shall apply.

                "Dilution Reserve Multiple"  means  the
          following amounts based upon the long-term senior unsecured credit rating of the Parent:

              Credit     Credit Ratings
             Ratings       for Parent        Dilution
            for Parent        S&P             Reserve
             Moody's                         Multiple
             Baa3 or        BBB- or            2.5x
             greater        greater
               Ba1            BBB-             3.0x
               Ba1            BB+              3.0x
               Ba1             BB              3.5x
               Ba2            BB+              3.5x
               Ba2             BB              4.0x
           Below Ba2 or  Below BB or no        5.0x
            no rating        rating

          If the ratings of the Parent from Moody's and
          S&P   would  result  in  different   Dilution
          Reserve   Multiples,  the  greater   Dilution
          Reserve Multiple shall apply.

          (m) Schedule II to the Sale Agreement is hereby amended in its entirety to read as set forth on Schedule II hereto.

          (n) The definition of "Concentration Limit" appearing in Schedule I of the Sale Agreement is hereby amended in its entirety to read as follows:

                "Concentration Limit"  means  (i)  with
          respect  to Obligors (other than Obligors  on
          Foreign     Receivables     described      in
          subclause   (II)  of  clause   (i)   of   the
          definition  of  Eligible  Receivables)   with
          senior unsecured long-term indebtedness rated
          A- (or higher) by S&P or A3 (or higher) by Moody's, an amount not to exceed 5% of the Eligible Receivables Balance, and (ii) with respect to all other Obligors, an amount not to exceed 3% of the Eligible Receivables
          Balance.

  Section 2. The Sale Agreement, as amended and supplemented hereby or as contemplated herein, and all rights and powers created thereby and thereunder or under the other Transaction Documents and all other documents executed in connection therewith, are in all respects ratified and confirmed. From and after the date hereof, the Sale Agreement shall be amended and supplemented as herein provided, and, except as so amended and supplemented, the Sale Agreement, each of the other Transaction Documents and all other documents executed in connection therewith shall remain in full force and effect. By executing this Amendment, Crompton Corporation confirms that it is the "Guarantor" under the Limited Guaranty and that the Limited Guaranty and Crompton Corporation's obligations thereunder remain in full force and effect.

  Section 3. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument.

  Section 4. This Amendment shall be governed and construed in accordance with the internal laws of the State of New York.

     In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

                                ABN AMRO Bank N.V., as the
                                  Agent, as the Liquidity
                                  Provider and as the Enhancer



                                By:
                                Title:



                                By:
                                Title:


                                Amsterdam Funding Corporation



                                By:
                                Title:

                                Crompton & Knowles Receivables
                                  Corporation



                                By:
                                Title:


                                Crompton Corporation (as
                                  successor by merger with
                                  Crompton & Knowles
                                  Corporation)



                                By:
                                Title:

                           Schedule II

                       Liquidity Providers
                               and
               Commitments of Committed Purchasers

Name of Liquidity Provider          Commitment

ABN AMRO Bank N.V.                  $137,700,000

Enhancer

ABN AMRO Bank N.V.                  $15,300,000